UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), issued a Senior Secured Convertible Promissory Note in the principal amount of $500,000 to Sergey Gogin (the “2018 Note”). In addition, on March 6, 2019, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $50,000 to YVSGRAMORAH LLC (the “2019 Note” and, together, with the 2018 Note, the “Notes”).

On July 25, 2023, the Board of Directors of the Company approved the Company entering into amendments (the “Amendments”) to each of the Notes effective March 1, 2023 which extend the maturity dates to March 1, 2024, subject to additional one-year extensions in the event the Company does not receive prior written notice from the holder of the holder’s refusal to extend the maturity date.

In addition, beginning on July 21, 2023, at the option of the holder, the holder may only convert an aggregate of $50,000 of the Notes into shares of the Company’s Common Stock over the following three months and the holder may only convert additional aggregates of $50,000 over each three-month period (the “Quarterly Periods”). If during any Quarterly Period, either holder makes a conversion during the third month of the Quarterly Period, neither of the holders shall make any subsequent conversions until at least one month has passed. During any Quarterly Period, in the event that the average daily trading amount is at least $25,000 for the prior 30 days, the holder may convert an aggregate of $100,000 for the remainder of the Quarterly Period. Under each Note, “daily trading amount” means the daily amount of shares traded multiplied by the lowest traded daily share price. Under no circumstances may the holders, in the aggregate, convert more than $100,000 during any Quarterly Period.

The conversion price under each Note was amended to the volume-weighted average price (“VWAP”) per Common Share of the Borrower (subject to adjustments) for the previous ten trading days.

The failure to make interest payments under either Note is no longer an “Event of Default,” as defined in each Note and the requirement for the closing price of the shares of the Company’s Common Stock to be less than $0.008 per share for ten consecutive trading days was also eliminated as an Event of Default.

Lastly, the 2018 Note was amended to require the issuance of $20,000 of shares of the Company’s Common Stock (the “1st Incentive Shares”), upon the request of the holder, at the VWAP for the previous ten trading days. The Company is required to use its best efforts to file a registration statement registering the resales of the 1st Incentive Shares within 45 calendar days from the date of the amendment, which was July 21, 2023. The Company is also required to use its best efforts to have the registration statement declared “effective” within 60 calendar days from its filing. Upon full conversion of the Notes, the Company is also required to issue to Mr. Gogin $50,000 worth of shares of the Company’s Common Stock (the “2nd Incentive Shares”) at the VWAP for the previous ten trading days. The Company is required to use its best efforts to file a registration statement registering the resales of the 2nd Incentive Shares within 45 calendar days from the date of issuance. The Company is also required to use is best efforts to have the registration statement declared “effective” within 60 calendar days from its filing.

All prior defaults were waived as a result of the Amendments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: July 31, 2023	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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